                                                                      Exhibit 24

                                                                      Logo of 3i
Power of attorney
granted by Mayflower L.P. and others

3i Legal
91 Waterloo Road
London
SE1 8XP

Power of attorney

This power of attorney is given in London on 7th September 2005 by each of the persons listed in Schedule 1 below (together the "Investors" and each an
"Investor").

Recitals:

A    Mayflower L.P. ('Mayflower') of 22 Grenville Street, St Hellier, Jersey is
     a Jersey Limited Partnership registered in Jersey under the Limited
     Partnerships (Jersey) Law 1994 under registered number LP 282.

B    Mayflower GP Limited of 91 Waterloo Road, London SE1 8XP is the general partner of Mayflower and has the power (by virtue of Limited Partnerships
     (Jersey) Law 1994 and the agreements constituting Mayflower) to execute documents on behalf of and do any other act or thing so as to bind
     Mayflower and (in accordance with the aforesaid agreements) Mayflower GP
     Limited has been requested to execute and issue this power of attorney.

C    The Investors (other than Mayflower) are English Limited Partnerships registered in England and Wales under the Limited Partnerships Act 1907 with the numbers set against their names in the second column of the schedule (the "English Partnerships"). The principal place of business of each English Partnership is 91 Waterloo Road, London SE1 8XP. The English
     Partnerships enter into this agreement acting by their respective general partners (as set against their names in the third column of the schedule)
     (the "GPs").

D    Each GP has power under the Partnership Act 1890, the Limited Partnerships
     Act 1907 and the agreement constituting the relevant English Partnership to execute documents on behalf of and do any other act or thing to bind the
     English Partnerships. Each GP has (in accordance with those agreements)
     been requested to execute and issue this power of attorney by the relevant
     English Partnership.

Now this deed witnesses:
1.   Each Investor appoints each of the persons named in Schedule 2 below (the
     "Attorneys") to be its attorney with authority (in connection with any investment or divestment made or to be made by or on behalf of the
     Investor) to execute on the Investor's behalf any deed or other document and do all other things necessary to complete investments or divestments in the name of or on behalf of the Investor and to exercise all rights in respect of those investments and generally to take any actions deemed necessary or desirable by the Attorneys in connection with the foregoing.
     The Attorneys may execute either in their own names for and on behalf of the relevant Investor or in the name of the relevant Investor.

2.   Each Investor intends that any deed signed on its behalf by the Attorney will have the same effect as if it had been executed under the common seal of the general partner of the Investor.

3.   Each Investor agrees to ratify and hold valid everything that the Attorney does whilst acting under the authority conferred on it by the relevant
     Investor under this power of attorney.

4.   The Investors declare that a person (including, but not limited to, a firm, body corporate, unincorporated association or authority) who deals with any of the Attorneys in good faith may accept a written statement signed by any of the Attorneys to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

5.   This power of attorney shall expire on 30 September 2006.

6.   This power of attorney is governed by the laws of England and Wales, but it may be enforced in any jurisdiction.

7.   This power of attorney is a deed and has been executed by each Investor as a deed.

Schedule 1
The Investors

--------------------------------------------------------------------------------
The Investors(1)                 (2)            (3)
Name of Investor                 Registered     General partner
                                 Number
--------------------------------------------------------------------------------
Mayflower L.P.                   See recital A  See recital B

3i Global Technology 2004-06 LP  LP 09321       3i Group Investments GP Limited

3i Pan European Technology       LP 09317       3i Group Investments GP Limited
 2004-06 LP

3i Group Investments LP          LP 06504       3i Group Investments GP Limited
--------------------------------------------------------------------------------

Schedule 2
The Attorneys

Peter John Bollier
Allan Robert Ferguson
Mikko  Jussi-Suonenlahti
Marko Michael Maschek
David  Wyndham  Aslin
Joseph  Sanford  Miller
Robin Paul Murray
Kevin Robards Scott
David Richard Silverman

IN WITNESS WHEREOF the Common Seal
of Mayflower GP Limited (as general partner of Mayflower L.P.)
was hereunto affixed in the presence of:

/s/ Robin Christian Jack-Kee

Authorised Sealing Officer       05/03

IN WITNESS WHEREOF the Common Seal of 3i Group Investments GP Limited (as
general partner of 3i Global Technology 2004-06 LP) was hereunto affixed in the presence of:

/s/ Robin Christian Jack-Kee

Authorised Sealing Officer       05/49

IN WITNESS WHEREOF the Common Seal of 3i Group Investments GP Limited (as
general partner of 3i Pan European Technology 2004-06 LP) was hereunto affixed in the presence of:

/s/ Robin Christian Jack-Kee

Authorised Sealing Officer       05/50

IN WITNESS WHEREOF the Common Seal of 3i Group Investments GP Limited (as
general partner of 3i Group Investments LP) was hereunto affixed in the presence of:

/s/ Robin Christian Jack-Kee

Authorised Sealing Officer       05/51